UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 13, 2024

SHARPLINK GAMING LTD.

(Exact name of registrant as specified in charter)

Israel	000-28950	98-1657258
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55402

(Address of Principal Executive Offices) (Zip Code)

612-293-0619

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	SBET	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 13, 2024, SharpLink Gaming, Ltd., an Israeli limited liability company (“SharpLink Israel”) completed the previously announced domestication merger (“Domestication Merger”), pursuant to the terms and conditions set forth in an Agreement and Plan of Merger (the “Domestication Merger Agreement”), dated June 14, 2023 and amended July 24, 2023, among SharpLink Israel, SharpLink Merger Sub Ltd., an Israeli company and a wholly owned subsidiary of SharpLink US (“Domestication Merger Sub”) and SharpLink Gaming, Inc. (“SharpLink US”). The Domestication Merger was achieved through a merger of SharpLink Merger Sub with and into SharpLink Israel, with SharpLink Israel surviving the merger and becoming a wholly owned subsidiary of SharpLink US. The Domestication Merger was approved by the shareholders of SharpLink Israel at an extraordinary special meeting of shareholders held on December 6, 2023. The Domestication Merger Agreement was filed with the U.S. Securities and Exchange Commission (“SEC”) on October 25, 2023 as Annex A to the Definitive Proxy Statement on Schedule 14A of SharpLink Israel (the “Proxy Statement”).

Prior to the Domestication Merger, ordinary shares of SharpLink Israel, par value NIS 0.60 per share (“Ordinary Shares”), were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and listed on the Nasdaq Capital Market under the symbol “SBET.” As a result of the Domestication Merger, all SharpLink Israel Ordinary Shares outstanding immediately prior to the Domestication Merger will automatically convert, on a one-for-one basis, into the right to receive, and become exchangeable for, shares of SharpLink US common stock, par value $0.0001 per share (“Common Stock”) and all preferred shares, options, and warrants of SharpLink Israel outstanding immediately prior to the Domestication Merger will be converted into or exchanged for equivalent securities of SharpLink US on a one-for-one basis.

As of the close of business on February 12, 2024, SharpLink Israel had 3,130,401 Ordinary Shares issued and outstanding. In connection with the Domestication Merger, SharpLink Israel obtained a tax ruling from the Israel Tax Authorities exempting shareholders who are part of the “interested public” (as such term is defined in the ruling) from tax withholding under Israeli law in connection with the exchanges of shares. For more information concerning the tax ruling and the Israeli tax treatment of shareholders that are not covered by the tax ruling, see the Current Report on Form 8-K filed by SharpLink Israel with the SEC on February 2, 2024.

SharpLink US’s Common Stock will commence trading on the Nasdaq Capital Market under the symbol “SBET,” the same symbol under which the Ordinary Shares of SharpLink Israel previously traded, on February 14, 2024. The new CUSIP number for SharpLink US’s Common Stock is 820014108.

The foregoing description of the Domestication Merger Agreement, as amended, and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Domestication Merger Agreement and its amendment, which were filed as Exhibit 2.1 to SharpLink Israel’s Current Report on Form 8-K filed on June 21, 2023 and Exhibit 2.1 to SharpLink Israel’s Registration Statement on Form S-1 filed on September 22, 2023, respectively.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

As a result of the completion of the Domestication Merger, the rights of SharpLink Israel shareholders of Common Stock will be governed by SharpLink US’s Amended and Restated Certificate of Incorporation and Bylaws, the form of which were filed as Annexes B and C to the Proxy Statement, and applicable Delaware law (“DGCL”). While there will be substantial similarities between their rights after the Domestication Merger and their rights as SharpLink US stockholders prior to the Domestication Merger, there will be some differences.

The following discussion is a summary of material changes in the shareholder rights resulting from the Domestication Merger but does not cover all the differences between the Israeli Companies Law and DGCL affecting corporations and their shareholders or all the differences between SharpLink US’s Amended and Restated Certificate of Incorporation and Bylaws and SharpLink Israel’s Memorandum of Association and Articles (the “Articles”). As the rights, preferences and restrictions attached and applicable to the Series A-1 Preferred Stock and Series B Preferred Stock under SharpLink US’s Series A-1 Preferred Stock and Certificate of Designation of the Series B Preferred Stock are similar to the rights, preferences and restrictions attached and applicable to the Series A-1 Preferred Shares and Series B Preferred Shares under SharpLink Israel’s Articles, the following summary does not provide a detailed description and comparison of such rights.

	SharpLink US Stockholder Rights	SharpLink Israel Shareholder Rights

Authorized Capital Stock/Share Capital

SharpLink US will be authorized to issue up to 115 million shares, divided into two classes consisting of: (i) 100 million shares of common stock, par value $0.0001 per share; and (ii) 15 million shares of undesignated preferred stock, par value $0.0001 per share.

SharpLink US’s Board of Directors will be authorized to issue additional preferred stock in one or more series, subject to the rights of the holders of any outstanding series of preferred stock.

The number of authorized common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of entitled to vote, without a separate class vote.

The authorized share capital of SharpLink Israel consists of: (i) 9,290,000 Ordinary Shares, par value NIS 0.60 per share and (ii) 710,000 preferred shares, par value NIS 60 per share, of which 80,000 preferred shares are designated as Series A Preferred Shares, 260,000 Preferred Shares are designated as Series A-1 Preferred Shares, and 370,000 Preferred Shares are designated as Series B Preferred Shares.

SharpLink Israel may, from time to time, alter its authorized share capital via a shareholders’ resolution adopted by a majority of 75% of the votes cast at a shareholders’ meeting, excluding abstentions. Such alterations include an increase to its authorized share capital and the number of shares it is authorized to issue, creation of new classes of shares and a consolidation or subdivision of shares. Subject to applicable law, SharpLink Israel may, from time to time, via or pursuant to authorization provided by a shareholders’ resolution with a 75% majority, reduce its outstanding but unissued share capital.

Voting Rights

Each share of common stock outstanding shall be entitled to one vote on all matters on which stockholders generally are entitled to vote. However, except as required by law, holders of common stock will not be entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to the Amended and Restated Certificate of Incorporation or the DGCL.

Holders of preferred stock shall be entitled only to such voting rights as are expressly granted in the Amended and Restated Certificate of Incorporation or a certificate of designations.

Every holder of Ordinary Shares has one vote for each share held of record, on every resolution. The Preferred A-1 Shares are entitled to vote, but with respect to any shareholder only up to the number of votes equal to the number of Ordinary Shares into which the Preferred A-1 Shares would be convertible in accordance with the Beneficial Ownership Limitation. The Preferred B Shares do not have voting rights.

Any shareholder entitled to vote may vote either in person or by proxy, or if the shareholder is a company or other corporate body, by representative duly authorized by it.

	The Bylaws provide that, except as required by law, the Amended and Restated Certificate of Incorporation, the Bylaws or the rules of any stock exchange upon which shares of SharpLink US’s capital stock are listed, all corporate actions to be taken by vote of the stockholders shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series; provided that the election of directors shall be determined by the vote of a plurality (as discussed below).	Except as required by the Israeli Companies Law or Articles, a resolution of the shareholders is adopted if approved by the holders of a simple majority of the voting power represented at a shareholder meeting in person or by proxy and voting thereon, as one class, and disregarding abstentions from the count of the voting power present and voting.

Quorum

The Bylaws will provide that, unless required by law, the Amended and Restated Certificate of Incorporation or the Bylaws, at any meeting of SharpLink US’s stockholders, 33 1/3 % of the shares entitled to vote, represented in person, by remote communication, if applicable or by proxy, shall constitute a quorum for the transaction of business.

The Amended and Restated Certificate of Incorporation and the Bylaws will provide unless the Certificate of Incorporation requires a greater number, and except with respect to questions related to indemnification arising under Section 45 of the Bylaws for which a quorum shall be one-third of the exact number of directors fixed from time to time, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

Two or more holders of Ordinary Shares, on an as-converted basis, subject to the Beneficial Ownership Limitation, holding in the aggregate more than 33 1/3% of the voting rights of SharpLink Israel constitutes a quorum at shareholder meetings.

If within half an hour from the time appointed for the shareholder meeting a quorum is not present, the shareholder meeting shall, if convened upon requisition under Section 64 of the Israeli Companies Law, be dissolved, but in any other case it shall stand adjourned on the same day, in the next week, at the same time and place. The requisite quorum at an adjourned shareholder meeting shall be any two or more shareholders (on an as-converted basis, subject further to the Beneficial Ownership Limitation), present in person or by proxy. At an adjourned shareholder meeting the only business to be considered shall be those matters which might have been lawfully considered at the shareholder meeting originally called if a requisite quorum had been present, and the only resolutions to be adopted are such types of resolutions which could have been adopted at the shareholder meeting originally called.

Dividends and Distributions	Under the DGCL, dividends may be declared by a Board of Directors, subject to any restrictions in a corporation’s certificate of incorporation, and paid out of the corporation’s surplus or, if no surplus is available, out of any net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year, or both, provided that such payment out of net profits would not reduce capital below the amount of capital represented by all classes of outstanding stock having a preference as to the distribution of assets upon liquidation of a corporation.	According to the Israeli Companies Law, a company may make “distributions” (a term that includes the distribution of dividends and share repurchase) only out of its “profits,” as such term is defined in the Israeli Companies Law. The Board of Directors of SharpLink Israel is authorized to declare dividends, provided that there is no reasonable concern that payment of the dividend will prevent SharpLink Israel from satisfying its existing and foreseeable obligations as they become due. Notwithstanding the foregoing, dividends may be paid with the approval of a court, provided that there is no reasonable concern that payment of the dividend will prevent SharpLink Israel from satisfying its existing and foreseeable obligations as they become due. Profits, for purposes of the Israeli Companies Law, means the greater of retained earnings or earnings accumulated during the preceding two years, after deduction of previous distributions that were not already deducted from the retained earnings, as evidenced by financial statements as of a date that is no more than six months prior to the date of distribution.

Anti-Takeover Effects

In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested” stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination or the transaction by which the person became an interested stockholder is approved in a prescribed manner. A “business combination” includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested” stockholder is a person who, alone or together with his affiliates and associates, owns 15 percent or more of the corporation’s voting stock.

The Amended and Restated Certificate of Incorporation does not opt out of this provision.

The Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would hold 25% or more of the voting rights in the company. This rule does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would hold greater than 45% of the voting rights in the company, unless there is another shareholder holding more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition: (1) was made in a private placement that received shareholder approval as a private placement and was meant to grant the purchaser 25% or more of the voting rights of a company in which no other shareholder holds 25% or more of the voting rights, or to grant the purchaser more than 45% of the voting rights of a company in which no other shareholder holds more than 45% of the voting rights, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquiror holding 25% or of the voting rights in the company, or (3) was from a shareholder holding more than 45% of the voting rights in the company which resulted in the acquiror becoming a holder of more than 45% voting rights in the company. These anti-takeover limitations do not apply to a purchase of shares by way of a private placement in certain circumstances provided under the Israeli Companies Law.

If, as a result of an acquisition of shares, the acquiror will hold more than 90% of a company’s outstanding shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or a full tender offer. A full tender offer is accepted if either: (i) holders of less than 5% of the outstanding shares do not accept the tender offer and more than half of the offerees who do not have a personal interest in accepting the tender offer accepted it, or (ii) holders of less than 2% of the outstanding shares do not accept the tender offer. If the full tender offer is not accepted, then the acquiror may not acquire shares in the tender offer that will cause his shareholding to exceed 90% of the outstanding shares. See below under “Dissenters’ or Appraisal Rights” for additional information on rights in connection with a full tender offer.

Approval of M&A Transactions

The DGCL generally requires that a merger and consolidation, or sale, lease, or exchange of all or substantially all of a corporation’s assets be approved by the Board of Directors and by the stockholders in a simple majority.

Under the DGCL, unless required by its certificate of incorporation, a surviving corporation need not obtain stockholder approval for a merger if:

● each share of the surviving corporation’s stock outstanding prior to the merger remains outstanding in identical form after the merger;

● such merger agreement does not amend in any respect the certificate of incorporation of the surviving corporation; and

● either no shares of common stock of the surviving corporation are to be issued or delivered in the merger or, if common stock will be issued or delivered, the number of shares of common stock issued will not exceed 20% of the shares of common stock outstanding prior to the merger.

The Amended and Restated Certificate of Incorporation does not specifically require this provision.

The Israeli Companies Law permits merger transactions with the approval of each party’s Board of Directors and generally requires shareholder approval of each party as well. A merger with a wholly owned subsidiary does not require approval of the target company’s shareholders. A merger does not require approval of the surviving company’s shareholders if: (i) the merger does not require the adoption of amendments to the surviving company’s Memorandum of Association or Articles and (ii) the surviving company does not issue more than 20% of its voting power in connection with the merger and as a result of the issuance no shareholder would become a controlling shareholder (for this purpose any securities convertible into shares of the surviving company that such person holds or that are issued to him in the course of the merger are deemed to have been converted or exercised). Shareholder approval of the surviving company would nevertheless be required if the other party to the merger, or a person holding more than 25% of the outstanding voting shares or means of appointing the Board of Directors of the other party to the merger, holds any shares of the surviving company. The Israeli Companies Law provides that in determining whether the required majority has approved the merger, shares held by the other party to the merger, any person holding at least 25% of the outstanding voting shares or means of appointing the Board of Directors of the other party to the merger, or the relatives or companies controlled by these persons, are excluded from the vote. The Articles provide that a merger may be approved at a shareholders meeting by a majority of the voting power represented at the meeting, in person or by proxy, and voting on that resolution.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties of the merger. In addition, a merger can be completed only after all approvals have been submitted to the Israeli Registrar of Companies, or the Registrar, and 30 days have passed from the time that shareholder resolutions were adopted in each of the merging companies and 50 days have passed from the time that a proposal for approval of the merger was filed with the Registrar.

Rights of Preferred Stock	The Amended and Restated Certificate of Incorporation will expressly authorize SharpLink US’s Board of Directors, by resolution or resolutions, to designate, out of the unissued shares of preferred stock, new classes and series of preferred stock. SharpLink US’s Board of Directors may fix the number of shares constituting such series and the designation of such series and the powers (including voting, if any), preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.	As noted above, SharpLink Israel’s authorized capital includes several classes of preferred shares. SharpLink Israel may, from time to time, by a shareholders’ resolution, change the rights, preferences and restrictions attached to preferred shares. The Articles provide that certain changes in the rights of holders of preferred shares require the approval of the holders of such preferred shares; provided, however, that the creation of additional shares of a specific class, or the issuance of additional shares of a specific class, shall not be deemed a modification or abrogation of rights attached to shares of such class or of any other class.

Number of Directors	The Amended and Restated Certificate of Incorporation will provide that the number of directors shall be determined by SharpLink US’s Board of Directors from time to time.	SharpLink Israel’s Articles provide that the number of directors of SharpLink Israel (including external directors – to the extent external directors are required to be elected under applicable law or should SharpLink Israel elect to have external directors serve on the Board of Directors of SharpLink Israel) shall be determined from time to time by the annual general meeting, provided that it is no less than four and no more than nine.

Director Independence	The DGCL does not impose any specific requirement regarding the independence of directors. SharpLink US will be required by the Listing Rules of the Nasdaq Stock Market, or other securities exchange on which SharpLink US’s securities may trade in the future, to have a majority of directors who qualify as “independent” as defined under the Nasdaq Listing Rules.	SharpLink Israel’s Articles provide that unless otherwise prescribed by a resolution adopted at a shareholders meeting, the Board of Directors shall consist of not less than 4 nor more than 12 directors (including the outside directors appointed as required under the Israeli Companies Law).

Election of Directors

The Bylaws will provide that directors will be elected by a plurality of the votes cast with respect to that director-nominee’s election at a meeting for the election of directors at which a quorum is present.

The election of directors need not be by written ballot. No decrease in the number of directors constituting SharpLink US’s Board of Directors shall shorten the term of any incumbent director.

Nominees for director (whether recommended by the Board of Directors or by a shareholder) are elected by a resolution adopted by a simple majority of the voting power present (in person or by proxy, but excluding abstentions) and voting on a resolution electing them at a shareholder meeting at which a quorum is present.

Ordinary directors (other than outside directors) are elected at annual general meetings of shareholders a term expiring at the next annual general meeting of shareholders or until their replacement is duly elected, subject to their earlier death, resignation or removal.

Outside directors are elected for an initial three-year term, and may be reelected for two additional terms of three years each under certain circumstances. Outside directors of Israeli companies listed only on certain foreign exchanges (including Nasdaq) may be reelected for an unlimited number of additional terms of three years each, subject to the fulfillment of certain conditions. The election of outside directors requires that (i) at least a majority of the shares of non-controlling shareholders and shareholders who do not have a personal interest in the resolution (excluding a personal interest that is not related to a relationship with the controlling shareholders) are voted in favor of the election of the outside director, or (ii) the total number of shares voted against the election of the outside director by shareholders referenced under (i) does not exceed 2% of the outstanding voting power in the company.

Appointment of Directors by the Board	The Amended and Restated Certificate of Incorporation will provide that, subject to the rights of the holders of any outstanding series of preferred stock, any vacancy occurring on SharpLink US’s Board of Directors, including a vacancy created by an increase in the number of directors, shall only be filled by the affirmative vote of the majority of the directors then in office, even though fewer than a quorum, or by the sole remaining director.	SharpLink Israel’s Articles provide that the Board of Directors, by unanimous approval of all directors then in office, may at any time appoint any person to serve as director as replacement for a vacated office or in order to increase the number of directors, subject to the condition that the number of directors shall not exceed the maximum established in the Articles. Any so appointed director shall remain in office until the next annual general meeting of shareholders, at which he may be reelected.

Cumulative Voting	The Amended and Restated Certificate of Incorporation and the Bylaws do not provide for cumulative voting.	SharpLink Israel’s Articles do not provide for cumulative voting.

Removal of Directors	The Amended and Restated Certificate of Incorporation, in accordance with Section 141(k) of the DGCL, provides for the removal of directors by stockholders with or without cause. Any director may be removed by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.	Under the Articles, the office of a director shall be vacated and the director shall be dismissed or removed upon his death, if declared bankrupt or incapacitated, on the date stipulated therefor in the resolution of his election, upon his resignation, removal by the general meeting, in accordance with a court decision as provided by the Israeli Companies Law or if convicted of an offense of a nature which disqualifies a person from service as a director as set forth in the Israeli Companies Law.

Shareholder Proposals

The Bylaws will provide that as to the notice of stockholder proposals of business to be brought at the annual meeting of stockholders, notice must be delivered to SharpLink US’s secretary (i) not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting or (ii) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from the first anniversary of the preceding year’s annual meeting or with respect to the first annual meeting held after the Domestication Merger, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than 120 days nor less than 90 days prior to the date of such annual meeting or, if less than 120 days’ notice is given of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by SharpLink US.

The Bylaws will provide that such stockholder notice shall set forth, among other things,

(i) the name and address of each stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”), as they appear on the corporation’s books;

(ii) the class, series and number of shares of the corporation that are owned beneficially and of record by each Proponent;

(iii) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing;

(iv) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to propose the business that is specified in the notice;

Any shareholder holding at least 1% of the voting rights of SharpLink Israel (“Proposing Shareholder”) may request, subject to the Israeli Companies Law, that the Board of Directors include a matter on the agenda of a general meeting to be held in the future, provided that the board determines that the matter is appropriate to be considered at a general meeting (a “Proposal Request”).

Under Israeli Companies Law regulations, the Proposal Request must be submitted within 3 days or 7 days after the notice of the shareholder meeting is published by SharpLink Israel.(depending on the agenda items included in the notice for the meeting).The Board of Directors must publish a revised notice for the shareholder meeting that includes the agenda item included in the Proposal Request (assuming the above requirements are met by the Proposing Shareholder) within 7 days after the final day on which the Proposal Request may be submitted. In lieu of the foregoing timeline, SharpLink Israel can instead publish a preliminary notice of an upcoming shareholder meeting with tentative, prospective agenda items, in which case a Proposing Shareholder will have 14 days thereafter to submit a Proposal Request to SharpLink Israel.

(v) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees or to carry such proposal;

(vi) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and

(vii) a description of all Derivative Transactions (as defined below) by each Proponent during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions. “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial: (a) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation; (b) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation; (c) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes; or (d) which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.

Director Nominations by Shareholders

In the case of nominations for election at an annual meeting, notice must be delivered in the same manner under “Shareholder Proposals” above.

Such stockholder’s notice shall set forth the information required in under “Shareholder Proposals” above.

The required timing for submission of nomination of an Alternate Nominee by a Proposing Shareholder, and SharpLink Israel’s required response, matches what is described under “Shareholder Proposals” above. In addition, the Articles provide that except with regard to a director whose tenure of office expires upon the convening of a general meeting or a person recommended by the Board of Directors to serve as director, no motions for appointment of a candidate as a director shall be made unless a notice in writing signed by a shareholder of SharpLink Israel (other than the candidate himself) who is entitled to participate in and vote at the meeting, stating the intent of the said shareholder to propose a candidate for election to the office of director, together with a document in writing by the candidate expressing his consent to be so elected, shall have been received at the office of SharpLink Israel within a period of not less than 48 hours and not more than 42 days before the appointed date of the general meeting.

Shareholder Action by Written Consent	The Amended and Restated Certificate of Incorporation does not prohibit action by written consent in lieu of a meeting.	The Israeli Companies Law does not allow action of shareholders of a public company by written consent in lieu of a meeting.

Amendments to Governing Documents

The Amended and Restated Certificate of Incorporation will provide that SharpLink US reserves the right to amend, alter or repeal any provision contained in the Amended and Restated Certificate of Incorporation in the manner prescribed by statute or the Amended and Restated Certificate of Incorporation, and all rights conferred to SharpLink US stockholders in the Amended and Restated Certificate of Incorporation are granted subject to this reservation.

Pursuant to Section 242(b) of the DGCL, to amend the Amended and Restated Certificate of Incorporation, SharpLink US’s Board of Directors must adopt a resolution setting forth the proposed amendment, declaring its advisability and either calling a special meeting of the stockholders or directing that the amendment proposed be considered at the next annual meeting of the stockholders.

Under the Israeli Companies Law, the articles of association set forth substantially all of the provisions that under Delaware law are split between the charter and the bylaws of a company. Under the Israeli Companies Law, a company may amend its articles of association by a resolution adopted at a general meeting of shareholders by the majority of the voting power present and voting on the resolution, excluding abstentions (provided a proper quorum is present), unless explicitly stated otherwise under the articles of association. The Articles provide that certain alterations of SharpLink’s Israel’s share capital will require such majority as shall be required to amend the Memorandum of Association, if such majority is higher.

At the meeting, the affirmative vote of the requisite percentage of the outstanding stock entitled to vote thereon called for by statute or the Amended and Restated Certificate of Incorporation, plus, if the amendment adversely affects the powers, rights or preferences of any class of shares, the affirmative vote of 66 2/3% of the voting power of such outstanding stock of such class, is required to adopt the amendment.

The Amended and Restated Certificate of Incorporation and Bylaws will provide that the Bylaws may be adopted, repealed, altered or amended by an affirmative vote of a majority of SharpLink US’s Board of Directors. The stockholders may not adopt, amend, alter or repeal the Bylaws, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by the Certificate of Incorporation, by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of SharpLink US entitled to vote thereon.

SharpLink Israel, which was incorporated prior to the enactment of the Israeli Companies Law, also has a Memorandum of Association, which includes a company’s name, purposes and authorized share capital. The Memorandum of Association may be revised as prescribed under the Israeli Companies Law, which provides, among other things, that a change in the name and share capital of a company included in its Memorandum of Association requires a majority of 75% of the votes cast at a shareholders’ meeting, excluding abstentions.

Special Meetings of Shareholders	The Bylaws will provide that special meetings of stockholders for any purpose or purposes may be called at any time only by SharpLink US’s Board of Directors, the chairperson of SharpLink US’s Board of Directors, the chief executive officer of SharpLink US, or the president of SharpLink US (in the absence of a chief executive officer), and may not be called by any other person or persons.	Under the Israeli Companies Law, special/extraordinary general meetings of shareholders may be called by the Board of Directors at any time and shall be called at the request of (a) two directors, (b) one-quarter of the directors in office, (c) shareholder(s) holding at least 5% of the issued share capital of SharpLink Israel and at least 1% of SharpLink Israel’s voting rights, or (d) shareholder(s) holding at least 5% of SharpLink Israel’s voting rights.

Notice of Meetings of Shareholders	The Bylaws will provide that notice of the place, day and time, the record date for determining the stockholders entitled to vote at such meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose for which the meeting is called, shall be given to the stockholders entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. In addition, notice may be given in any manner permitted by the DGCL.	Under the Israeli Companies Law regulations to which SharpLink Israel is subject as a public company, notice of an annual or special shareholder meeting must be provided at least 21 days or 35 days (depending on the agenda items for the meeting) prior to the date of the meeting and at least two days or five days (depending on the agenda items) prior to the record date.

Proxies	The Bylaws will provide that a stockholder entitled to vote may vote in person or by proxy.	SharpLink Israel’s Articles provide that a shareholder may vote in person or by proxy.

Concurrent Office of Chairman and CEO	The DGCL does not restrict the concurrent holding of the office of chairman of the Board of Directors and chief executive officer.	The concurrent office of chairperson of the Board of Directors and a chief executive officer requires approval by a special majority of the shareholders, for periods of up to three years each.

Limitation of Personal Liability of Directors/Officers

The Amended and Restated Certificate of Incorporation, to the full extent permitted by the DGCL, will limit or eliminate the liability of SharpLink US directors and senior officers made a party to any proceeding (other than any action or suit by or in the right of SharpLink US to procure a judgment in its favor) to SharpLink US or its stockholders for monetary damages for breach of fiduciary duty as a director or senior officer.

Under the DGCL, no such elimination of liability is permitted (i) for any breach of the director or senior officer’s duty of loyalty to SharpLink US or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividend or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director or senior officer derived an improper personal benefit or (v) any or omission occurring before the effective date of the provision limiting the director or senior officer’s liability in the Certificate of Incorporation.

The Israeli Companies Law provides that an office holder’s (that is, an executive officer’s or director’s) fiduciary duties consist of a duty of care and a duty of loyalty. A company may not exempt an office holder from liability for a breach of the duty of loyalty. An Israeli company may exempt an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exemption is included in its articles of association. SharpLink Israel’s Articles include such a provision. A company may not exempt in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Indemnification of Directors and Officers

The DGCL allows a corporation to indemnify any person who is or was a director, officer, employee, or agent of the corporation, or serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Bylaws will provide that SharpLink US shall indemnify (and provide advancement of expenses to) any person who is or was a director or officer of SharpLink US or any person who is or was a director or officer of SharpLink US and who is or was serving at the request of SharpLink US as a director, officer, employee, trustee or agent of another entity, to the full extent permitted by the DGCL.

Under the Israeli Companies Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

● monetary liability imposed on him in favor of a third party by a judgment, including a settlement or a decision of an arbitrator which is given the force of a judgment by court order, provided that if an undertaking to indemnify is provided in advance, the undertaking to indemnify is limited to the classes of events which in the opinion of the Board can be anticipated in light of the company’s activities at the time of giving the indemnification undertaking, and for an amount and/or criteria which the Board of Directors has determined are reasonable in the circumstances and, the events and the amounts or criteria that the Board of Directors deem reasonable in the circumstances at the time of giving of the undertaking are stated in the undertaking.

● reasonable litigation expenses, including legal fees, incurred by the office holder as a result of an investigation or proceeding instituted against such office holder by a competent authority, which investigation or proceeding has ended without the filing of an indictment or in the imposition of financial liability in lieu of a criminal proceeding, or has ended in the imposition of a financial obligation in lieu of a criminal proceeding for an offence that does not require proof of criminal intent (the phrases “proceeding that has ended without the filing of an indictment” and “financial obligation in lieu of a criminal proceeding” shall have the meanings ascribed to such phrases in Section 260(a)(1a) of the Israeli Companies Law) or in connection with an administrative enforcement proceeding or a financial sanction.

● reasonable litigation expenses, including legal fees, which the office holder has incurred or is obliged to pay by the court in proceedings commenced against him by the company or in its name or by any other person, or pursuant to criminal charges of which he is acquitted or criminal charges pursuant to which he is convicted of an offence which does not require proof of criminal intent.

SharpLink Israel’s Articles authorize such indemnification and include certain additional expenses that can be indemnified by SharpLink Israel as permitted under Israeli law.

Pursuant to the Israeli Companies Law, indemnification of, exemption of and procurement of insurance coverage for, office holders in a public company that are not directors must be approved by the compensation committee, the Board of Directors and, if the office holder is a director, the chief executive officer or a controlling shareholder or his relative, also by the company’s shareholders. The approval of the company’s shareholders is required to meet certain special majority requirements depending on the circumstances (including with respect to the chief executive officer and controlling shareholder)

Conflict of Interest; Interested Party Transactions; Duties of Shareholders

Under the DGCL, no contract or transaction between SharpLink US and one or more of its directors or officers, or between SharpLink US and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely because of such relationship or interest, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee of the Board of Directors that authorizes the contract or transaction or solely because the director’s or officer’s vote was counted for such purpose, if:

● the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

● the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

The Israeli Companies Law requires that an office holder and a controlling shareholder of a public company promptly disclose any “personal interest” that he or she may have and all related material information known to him or her, in connection with any existing or proposed transaction of the company. Interested party transactions must be for the benefit of the company.

In the case of a transaction with an office holder or with another person in which an office holder has a “personal interest” which is not an extraordinary transaction, subject to the office holder’s disclosure of his or her interest, board approval is sufficient for the approval of the transaction. If the transaction is an extraordinary transaction (a transaction not in the ordinary course, which is not on market terms, or that is likely to have a material impact on the company’s profitability, properties or obligations), it must be approved by the audit committee and the Board of Directors. Generally, an office holder who has a personal interest in a matter that is considered at a meeting of the Board of Directors or the audit or compensation committee may not be present at the meeting or vote thereon.

● the contract or transaction is fair to SharpLink US as of the time it is authorized, approved, or ratified by the Board of Directors, a committee of the Board of Directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or the transaction.

Under the Israeli Companies Law, the disclosure requirements that apply to an office holder also apply to a controlling shareholder of a public company. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, and the engagement of a controlling shareholder or his relative as an office holder or employee (including compensation therefor), generally require the approval of the audit committee (or compensation committee with respect to engagement as an office holder or employee), the Board of Directors and the shareholders, in that order. The shareholder approval must include at least a majority of the shares of non-interested shareholders voted on the matter. However, the transaction can be approved by shareholders without this special majority if the total shares of non-interested shareholders that voted against the transaction do not represent more than 2% of the voting rights in the company. In addition, any such extraordinary transaction whose term is longer than three years may require further shareholder approval every three years, unless, where permissible under the Israeli Companies Law, the audit committee approves that a longer term is reasonable under the circumstances.

Under the Israeli Companies Law, a shareholder has a duty to act in good faith towards the company and other shareholders and to refrain from abusing his or her power in the company including, among other things, when voting in a general meeting of shareholders or in a class meeting on the following matters: (i) any amendment to the articles; (ii) an increase in the company’s authorized share capital; (iii) a merger; or (iv) approval of related party transactions that require shareholder approval.

A shareholder also has a general duty to refrain from depriving any other shareholders of their rights as shareholders.

In addition, a duty to act with fairness towards the company is imposed on: (i) anyone who controls a company, i.e. a person that has the ability to direct the activity of a company, excluding an ability deriving merely from holding an officer or director or another office in the company (a person shall be presumed to control a corporation if he or she holds half or more of certain means of control, i.e. rights to vote at a general meeting and the right to appoint directors or general manager), (ii) any shareholder who knows that it possesses the power to determine the outcome of a shareholder vote and (iii) any shareholder who has the power to appoint or prevent the appointment of an office holder in the company. The Israeli Companies Law does not describe the substance of this duty of fairness.

Executive Compensation

In accordance with the Bylaws, the Board of Directors of SharpLink US will determine the employment terms of the directors.

Under the DGCL, the Board of Directors determines the employment terms of the CEO and other officers.

For details regarding compensation of controlling shareholders, see above under “Conflict of Interest; Interested Party Transactions”.

Under the Israeli Companies Law, a public company is obligated to determine a compensation policy regarding the terms of service and employment of office holders in the company. The compensation policy must be approved (subject to a number of exceptions) by the compensation committee, the Board of Directors and the general meeting of the shareholders by a special majority.

The terms of office of officer holders are required to be in accordance with the compensation policy (subject to certain exceptions). The compensation terms of directors, the chief executive officer, and any employee or service provider who is considered a controlling shareholder or his relative must, subject to certain exceptions, be approved separately by the compensation committee, the Board of Directors and by a special majority of the shareholders, in that order. The compensation terms of other executive officers require the approval of the compensation committee and the Board of Directors. Compensation terms of other executive officers that are not in accordance with the compensation policy also require the approval of a special majority of the shareholders.

Internal Auditor	There is no requirement under the DGCL for a corporation to appoint an Internal Auditor.	According to the Israeli Companies Law, the Board of Directors of a public company is required to appoint an internal auditor who shall be appointed at the proposal of the audit committee. The role of the internal auditor is to examine, among other things, whether a company’s activities comply with the law and orderly business procedure.

Dissenters’ or Appraisal Rights

Under the DGCL, stockholders have the right to dissent from any plan of merger or consolidation to which the corporation is a party, and to demand payment for the fair value of their shares as determined in action brought before the Delaware Court of Chancery. However, unless the certificate of incorporation otherwise provides, the DGCL states that stockholders do not have a right to dissent from any plan of merger or consolidation with respect to shares:

● listed on a national securities exchange or held of record by more than 2,000 holders; and

● for which, pursuant to the plan of merger or consolidation, stockholders will receive only (1) shares or depository receipts of another corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders, (2) shares of stock or depositary receipts of the surviving corporation in the merger or consolidation, (3) cash for fractional shares or (4) any combination of (1) – (3).

The Israeli Companies Law provides for appraisal rights in the event a full tender offer is accepted if the shareholder files a request with the court within six months following the consummation of a full tender offer. The acquirer may provide in the tender offer documents that any shareholder that accepted the offer and tendered his shares will not be entitled to appraisal rights.

In addition, the DGCL provides that, unless the certificate of incorporation provides otherwise, stockholders of a surviving corporation do not have the right to dissent from a plan of merger if the merger did not require for its approval the vote of the stockholders.

The DGCL also provides that all appraisal actions with respect to shares that were listed on a national securities exchange immediately before the merger shall be dismissed by the Delaware Court of Chancery unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger for such total number of shares exceeds $1 million or (3) the merger was approved without a stockholder vote pursuant to Sections 253 or 267 of the DGCL.

Exclusive Forum

The Amended and Restated Certificate of Incorporation will provide that, subject to certain exceptions, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (A) any derivative action or proceeding brought on behalf of SharpLink US, (B) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of SharpLink US’s current or former directors, officers, employees or agents to SharpLink US or its stockholders, (C) any action asserting a claim against SharpLink US or any current or former director, officer or other employee of SharpLink US arising out of, or pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Bylaws (as each may be amended from time to time); (D) any action asserting a claim governed by the internal affairs doctrine, (E) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Amended and Restated Certificate of Incorporation or the Bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder); except, in each case, (i) any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), (ii) which is vested in the exclusive jurisdiction of a court or forum other than such court, or (iii) for which such court does not have subject matter jurisdiction, in all cases subject to the courts having jurisdiction over indispensable parties named as defendants

This exclusive forum provision, however, will not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Exchange, or any other claim for which the federal courts have exclusive jurisdiction.

SharpLink Israel’s Articles do not contain any provision with respect to the forum for any shareholder to bring an action.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS

(b) Departure of Director

On February 13, 2024 in connection with the closing of the Domestication Merger, the following members of SharpLink Israel’s Board of Directors (“SharpLink Israel Board”) tendered their resignations as directors of SharpLink Israel, with such resignations becoming effective February 13, 2024.

●	Joseph Housman

●	Paul Abdo
●	Thomas Doering
●	Scott Pollei
●	Adrienne Anderson

Remaining on the SharpLink Israel Board is Rob Phythian, who is also the CEO of SharpLink Israel.

The following members of SharpLink US’s Board of Directors (“SharpLink US Board”) tendered their resignations as directors of SharpLink US, with such resignations becoming effective February 13, 2024:

●	Joseph Housman
●	Paul Abdo
●	Thomas Doering
●	Scott Pollei

Remaining on the SharpLink US Board is Rob Phythian, who is also the CEO of SharpLink US; and Adrienne Anderson, an independent member of the SharpLink US Board, who will also continue to serve as Chair of SharpLink US’s Audit Committee and as a member of the Compensation Committee.

(d) Appointment of Director

On February 13, 2024, the SharpLink US Board elected Rob Phythian as Chairman of the Board of SharpLink US effective February 13, 2024; and elected Obie McKenzie and Leslie Bernhard as new members of the Board, effective February 13, 2024. The Board assessed the independence of Mr. McKenzie and Ms. Bernhard as defined by the independence standards under Nasdaq rules and has determined that both Mr. McKenzie and Ms. Bernhard are independent. Mr. McKenzie and Ms. Bernhard will serve as directors until the Company’s 2024 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal.

In addition, Mr. McKenzie was appointed as Chairman of the Compensation Committee and as a member of the Audit Committee. Ms. Bernhard was appointed as a member of both the Audit Committee and Compensation Committee.

In connection with their appointments, SharpLink US entered into director agreements and Confidentiality Agreements with Mr. McKenzie and Ms. Bernhard. The agreements are filed with a Current Report on Form 8-K filed by SharpLink US on February 13, 2024 (the “SharpLink US 8-K”). The SharpLink US 8-K also provides disclosure of the compensation to be received by each of the SharpLink US directors.

ITEM 7.01	REGULATION FD DISCLOSURE

On February 13, 2024, SharpLink Israel issued a press release relating to the completion of the Domestication Merger. A copy of the press release is furnished as Exhibit 99.1.

The information included in this Item 7.01, “Regulation FD Disclosure” of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished. As such, the information (including the exhibit) herein shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 14, 2023, by and among SharpLink Gaming Ltd., SharpLink Gaming, Inc., and SharpLink Merger Sub Ltd. (incorporated by reference to Exhibit 2.1 to SharpLink Gaming, Inc.’s Current Report on Form 8-K filed with the SEC on June 21, 2023)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated July 24, 2023, by and among SharpLink Gaming Ltd., SharpLink Gaming, Inc., and SharpLink Merger Sub Ltd. (incorporated by reference to Exhibit 2.1 to SharpLink Gaming, Inc.’s Registration Statement on Form S-1 filed with the SEC on September 22, 2023)

99.1	Press Release, titled “SharpLink Gaming Ltd. Completes Domestication Merger with SharpLink Gaming, Inc.,” dated February 13, 2024

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING LTD.

	By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Chief Executive Officer
Dated: February 13, 2024